Exhibit (p.1)

FRONTEGRA FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

CODE OF ETHICS AND PERSONAL TRADING POLICY

Effective as of October 1, 1996, as Amended and Restated February 1, 2005

(See Section VII for requirements of Disinterested Directors)

I.

OVERVIEW

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1, as amended, and Rule 17j-1, as amended, of the Investment Advisers Act of 1940 (“Advisers Act”) and Investment Company Act of 1940 (“1940 Act”), respectively.

Questions concerning this Code should be directed to the Chief Compliance Officer (“CCO”) (or his designee) of Frontegra Asset Management, Inc. (“Frontegra”) and Frontegra Funds, Inc (the “Funds”).

II.

DEFINITIONS

A.

“Access person” means any director, officer or partner of the Funds or Frontegra and any other employee of Frontier Partners, Inc. or Frontegra who the CCO has determined to be an access person because he or she has access to nonpublic information regarding Fund (i) purchases or sales of securities; (ii) security recommendations; or (iii) portfolio holdings.

B.

“Administrator” means U.S. Bancorp Fund Services, LLC.

C.

 “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are automatically made in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

D.

“Beneficial ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act.  As a general matter, “beneficial ownership” will be attributed to an access person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

(i)

securities held in a person’s own name;

(ii)

securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)

securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

(iv)

securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

 (v)

securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the CCO or his designee.

E.

 “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

F.

“Disinterested director” means a director of the Funds who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

G.

“Employee” includes “Supervised Person” as set forth in Section 202(a)(25) of the Advisers Act.  In summary, a supervised person is any officer, director, partner, or employee of Frontegra, and any other person who provides advice on behalf of Frontegra and is subject to Frontegra’s supervision and control.

H.

“Exempt transactions” are those security transactions that are exempt from reporting requirements and include transactions in which the access person has no direct or indirect influence or control.  Exempt transactions also include transactions in open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan as defined above.

I.

“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities Exchange Commission (“SEC”), under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

J.

“Pecuniary interest” has the same meaning as set forth in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

K.

“Private Placement” has the same meaning as “Limited Offering”; an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 under said Act.

L.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

M.

“Reportable Fund” means (i) any investment company for which Frontegra serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act; and (ii) any investment company whose investment adviser or principal underwriter controls Frontegra, is controlled by Frontegra, or is under common control with Frontegra.

N.

“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of  registered open-end investment companies that are not Reportable Funds, money market funds, unit investment trusts, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers’ acceptances, bank certificates of deposit, repurchase agreements, commercial paper, and such other money market instruments designated by the Funds’ Board of Directors.

O.

“Sub-advisor” means any entity that provides investment advice to the Funds, other than Frontegra.

III.

STANDARDS OF CONDUCT

A.

General Core Principles

The Advisers Act imposes a fiduciary duty on all investment advisers, including Frontegra.  This fiduciary duty compels all supervised persons to act with the utmost integrity in all dealings.  This fiduciary duty is the core principle underlying this Code, and represents the expected basis of all dealings with Frontegra’s client(s) and Fund shareholders.

In connection with these expectations, Frontegra has established the following core principles of conduct.  While the following principles are not all-encompassing, they are consistent with Frontegra’s core belief that ethical conduct is premised on the fundamental concepts of openness, integrity, honesty and trust:

1.

The duty at all times to place the interests of clients and Fund shareholders above all others;

2.

The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

3.

The requirement that diligence and care shall be taken in maintaining and protecting nonpublic information concerning the Funds (see Frontegra Funds’ Portfolio Holdings and Disclosure Policies and Procedures); and

4.

The fundamental standard that no person shall take inappropriate advantage of their position with the Funds or Frontegra.

B.

Personal Conduct

1.

Gifts.  No person shall receive any gift or other offering of more than de minimis value (less than $250) from any person or entity that does business with Frontegra or on behalf of the Funds.

2.

Outside Board Service.  No person shall serve on the board of directors of either a public or private company without prior authorization from the CCO.  The CCO will consider, among other items, whether the board service would be consistent with the interests of the Funds and its shareholders.

3.

Outside Business Activities.  Any person wishing to engage in outside business activities shall obtain approval from the CCO and if requested, provide periodic reports to the CCO summarizing those outside activities.

4.

Federal Securities Laws.  Supervised persons are required to comply with Federal securities laws (as defined in Section II of this Code).  Strict adherence to policies and procedures will assist such persons in complying with this important requirement.

IV.

PERSONAL TRADING RESTRICTIONS - IPOS AND PRIVATE PLACMENTS

Access persons may not effect transactions involving an initial public offering or private placement security without first obtaining prior approval from the CCO using the Pre-Clearance form attached as Appendix 1.

V.

REPORTING REQUIREMENTS

A.

Reporting Requirements by Access Persons

1.

Quarterly Reports.  Within 30 calendar days following the end of each calendar quarter, each Access Person shall submit to the CCO for review a quarterly report (see Appendix 2(a)) reflecting all personal securities transactions (including transactions involving Reportable Funds) that took place during that quarter in which such person had a direct or indirect beneficial ownership interest. A Co-President of Frontegra will review the CCO’s reports.  Access persons are not required to report Exempt Transactions as defined in the Code (see Section II).  If an Access Person had effected no transactions that quarter, s/he shall complete the report and indicate that no transactions had taken place for that quarter.  Brokerage statements may be attached to this report rather than listing each transaction on the form so long as the statements contain all the required information, as described below.

Information to be included on this quarterly transaction report is as follows:

•

Trade Date

•

Security Name

•

Ticker Symbol, CUSIP number

•

Number of Shares or Par

•

Interest Rate and Maturity

•

Type of Transaction (Purchase, Sale or Other)

•

Price

•

Principal Amount

•

Broker Name

•

Account Number

•

Date of Report

This quarterly report must also include any new accounts established during the period with a bank or broker/dealer and include the name of the bank or broker/dealer, the account number and the date the account was established.

2.

Initial Portfolio Holdings Report. New Access Persons are required to provide a report of all personal securities holdings (including holdings in Reportable Funds) to the CCO for review within 10 days of becoming an Access Person. The report (see Appendix 5) must be current as of a date not more than 45 days prior to the individual becoming an Access Person.  Brokerage statements may be attached to this report rather than listing each holding on the form so long as the statements contain all the required information, as described below.

Information to be included in this report is as follow:

•

Account Number

•

Security Name

•

Ticker Symbol or CUSIP number

•

Number of Shares or Par

•

Principal Amount

•

Broker or Bank Name

•

Date of the Report

3.

Annual Portfolio Holdings Report.  All access persons are required to provide a report of all personal securities holdings (including holdings in Reportable Funds) to the CCO for review. The report (see Appendix 5) shall be submitted by July 31.  Portfolio holdings reflected in the report shall be current as of a date not more than 45 days before the annual report is submitted. Brokerage statements may be attached to this report rather than listing each holding on the form so long as the statements contain all the required information, as described below.

Information to be included in this report is as follows:

•

Account Number

•

Security Name

•

Ticker Symbol or CUSIP number

•

Number of Shares or Par

•

Principal Amount

•

Broker or Bank Name

•

Date of the Report

VI.

COMPLIANCE WITH THE CODE BY ACCESS PERSONS

A.

All access persons shall certify, upon becoming an access person and annually thereafter, by using the form attached hereto as Appendix 3 or Appendix 4 respectively, that they have read, understand and agree to comply with the Code.

B.

The CCO and Administrator, in conjunction with the Funds’ legal counsel, shall prepare a quarterly report to the Funds’ Board of Directors which shall identify any violations requiring remedial action during the past quarter.  In addition, the CCO shall make reports to the Funds’ Board of Directors whenever necessary to identify any recommended changes in existing restrictions or procedures based upon the Funds’ experience under its Code, evolving industry practices, or developments in laws or regulations.

The quarterly reports shall be summarized in an annual report to the Funds’ Board of Directors and shall include a certification from the Funds and Frontegra stating that the respective entity has adopted procedures reasonably necessary to prevent its access persons from violating this Code.

VII.

REQUIREMENTS OF DISINTERESTED DIRECTORS

Disinterested directors are exempt from all reporting requirements outlined above in Section V except as the following describes.  A disinterested director of the Funds need only report a transaction in a security if such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Funds, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such security was purchased or sold by the Funds or was being considered for purchase or sale by the Fund.  Such transactions shall be reported to and monitored by the Administrator using the form attached hereto as Appendix 2(b).

VIII.

RECORD KEEPING REQUIREMENTS

The following records will be kept in accordance with this Code:

•

Current and historic copies of this Code;

•

Written acknowledgements of receipt of this Code;

•

Historic listings of persons subject to this Code;

•

Violations of the Code, and records of action taken as a result of the violations;

•

All written reports provided to the Funds’ Board of Directors;

•

All personal transactions and holdings reports made by access persons and/or copies of brokerage confirmations and statements; and

•

All pre-clearance approvals of personal security trading of private placements and initial public offerings by access persons, including documentation of the reasons for the approval.

IX.

REPORTING VIOLATIONS

All supervised persons are required to report promptly any violation of this Code (including any discovery of any violation committed by another employee) to the CCO.  Examples of items that should be reported include, but are not limited to: noncompliance with federal securities laws, conduct that is harmful to clients, and purchasing or selling securities contrary to the Code.

All such persons are encouraged to report any violations or perceived violations; as such good faith reports will not be viewed negatively by Frontegra’s management, even if the reported matter, upon investigation, is not determined to be a violation of the Code.

X.

SANCTIONS

Upon discovering a violation of the Code, the CCO may impose such sanctions as he deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator.  The Funds’ Board of Directors will be promptly informed by the CCO of any material violations of this Code.

Appendix 1

FRONTEGRA FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

INITIAL PUBLIC OFFERING AND PRIVATE PLACMENT PRE-CLEARANCE FORM

Access persons must complete this pre-clearance form prior to effecting any transaction in an initial public offering (“IPO”) or private placement as required by the Code of Ethics and Personal Trading Policy.

Printed Name:
Signature:
Date of Proposed Transaction:

I.  General Information (to be completed by Access Person)

1.

This proposed transaction involves a(n):

☐

IPO

☐

Private Placement

2.

Name of Issuer:

3.

Number of shares or units to be transacted:

4.

Type of Transaction:

☐

Purchase

☐

Sale

II. Pre-Clearance Review/Decision (to be completed by the CCO)

1.

The proposed security is currently being traded by the Funds.  □  Yes  □  No

2.

The proposed security is currently being considered for purchase or sale (i.e. private placement security) by the Funds.  ☐  Yes  ☐  No

The proposed transaction is:

☐   Approved

☐   Not Approved

Signature of Reviewer:

Date:

Comment/Notes:

Spoke with:

Appendix 2(a)

FRONTEGRA FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

 Quarterly Securities Transaction Report for Access Persons

(excluding Disinterested Directors of the Funds)

For the Calendar Quarter Ended __________________

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics and Personal Trading Policy.

I am not required to report transactions in registered open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, transactions effected pursuant to an automatic investment plan as defined in the Code or in those transactions in which I have no direct or indirect influence or control.

Check one or more applicable boxes:

☐  I established new brokerage accounts during the period, as disclosed below.

☐  I had no reportable transactions during the period.

☐  I had reportable transactions, as disclosed below.

☐  I had reportable transactions, as disclosed in the attached brokerage statements.

☐  I had reportable transactions.  Frontegra is in receipt of my brokerage statements.

Transactions

Security Name and Ticker Symbol or Cusip Number	Transaction Date	# of Shares or Par Value	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Principal Amount	Account Number	Broker, Dealer or Bank Through Whom Effected

New Brokerage Accounts

Name of Broker, Dealer or Bank	Account Number	Date Account Established

Signature:

Print Name:

Date:

Must be submitted within 30 days of the calendar quarter-end to: Chief Compliance Officer, Frontegra Asset Management, Inc., 400 Skokie Boulevard, Suite 500, Northbrook, IL 60062-2815.

Questions regarding this form may be directed to the Chief Compliance Officer.

REVIEWED:

Date

Signature

Appendix 2(b)

FRONTEGRA FUNDS, INC.

Securities Transaction Report for Disinterested Directors of the Funds

For the Calendar Quarter Ended __________________

Check the applicable box:

During the quarter referred to above,

☐  I had no reportable transactions; or

☐  I had security transactions, as reported below, which are required to be reported pursuant to the Code of Ethics and Personal Trading policy.

Security Name and Ticker Symbol or Cusip Number	Transaction Date	# of Shares or Par Value	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Principal Amount	Account Number	Broker, Dealer or Bank Through Whom Effected

Signature:

Print Name:

Date:

Must be submitted within 30 days of calendar quarter-end to:

Katie Barry

U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202

Questions regarding this form may be directed to Katie Barry at (414) 765-5316.

This section is to be completed by USBFS:

REVIEWED:

Date

Signature

☐  Transaction(s) require notification to CCO

☐  Transaction(s) does not require notification to CCO

Appendix 3

FRONTEGRA FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS AND PERSONAL TRADING POLICY

(to be completed by new Access Persons)

I acknowledge that I have read and understand the Frontegra Funds, Inc. and Frontegra Asset Management, Inc. Code of Ethics and Personal Trading Policy.  I will comply with the Code of Ethics and Personal Trading Policy in all respects.

_____________________________________

Signature

_____________________________________

Print Name

_____________________________________

Date

Appendix 4

FRONTEGRA FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS AND PERSONAL TRADING POLICY

(to be completed by all Access Persons Annually)

I certify that during the past year:

▪

I have read and understand the Frontegra Funds, Inc. and Frontegra Asset Management, Inc. Code of Ethics and Personal Trading Policy and recognize that I am subject to the Code of Ethics and Personal Trading Policy; and

▪

I have complied with the Code of Ethics and Personal Trading Policy in all respects.

________________________________

Signature

________________________________

Print Name

________________________________

Date

Appendix 5

FRONTEGRA FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT

Name: _________________________

Signature:  ______________________

Date: __________________________

I am reporting below all personal holdings information required to be reported pursuant to the Code of Ethics and Personal Trading Policy.  The securities reported are current within 45 days of the date of this report.  This report has been submitted by July 31.

If I am a new access person, I am required to complete this form within 10 days of becoming an access person.

Portfolio Holdings Required to be Reported:

I am required to report holdings of all securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics and Personal Trading Policy including shares of Reportable Funds.

Portfolio Holdings not Required to be Reported:

I am not required to report holdings in the following securities: registered open-end mutual funds that are not Reportable Funds, securities issued by the Unities States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds, repurchase agreements and other money market instruments designated by the Funds’ Board of Directors.

Portfolio Holdings Information

Check one or more applicable boxes:

☐  I have no reportable personal securities holdings.

☐  I have reportable personal securities holdings, as disclosed below (attach additional sheets as necessary).

☐  I have reportable securities holdings, as disclosed in the attached brokerage statements.

☐  Frontegra is in receipt of brokerage statements reflecting my personal securities holdings.

Account Name	Security Name and Ticker/CUSIP	Number of Shares/Par	Principal Amount	Broker or Bank Name	Account Number